EXHIBIT 24.11

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned, a director and the Chairman of the Board, Chief Executive Officer and President and Principal Executive Officer of Health Care REIT, Inc. (the “Company”), a Delaware corporation that contemplates filing a Registration Statement on Form S-3 (“Form S-3”) with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act (i) debt securities, (ii) shares of preferred stock, $1.00 par value per share, (iii) shares of common stock, $1.00 par value per share, (iv) shares of preferred stock represented by depositary shares, (v) warrants to purchase debt securities, preferred stock, depositary shares, or common stock, and (vi) units comprised of one or more debt securities, preferred stock, depositary shares, common stock, or warrants, in any combination, hereby constitutes and appoints SCOTT A. ESTES, with full power to act, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in the capacities of director and Chairman of the Board, Chief Executive Officer and President and Principal Executive Officer of the Company, to sign such Form S-3 and any and all amendments and supplements, including post-effective amendments thereto, and to file such Form S-3 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the securities on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-3, hereby granting unto said attorney-in-fact and agent, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 26th day of January, 2012.

/s/ George L. Chapman
George L. Chapman
Director, Chairman of the Board, Chief Executive
Officer and President and Principal Executive Officer